UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 11, 2019

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
 (Address of principal executive offices)

 (855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we” and “us”) issued a press release on March 11, 2019 regarding the Company’s participation in the 31st Annual ROTH Conference at The Ritz Carlton, Laguna Nigel, California on March 18th and 19th, 2019, and the Company published a presentation on its website at www.pedevco.com that it will be presenting at the Conference. A copy of the press release and presentation are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein. In addition, the Company’s reserve report dated February 28, 2019, relating to the proved oil and gas reserves estimates and future net revenue of the Company’s oil and gas properties in Colorado and New Mexico as of December 31, 2018, as referenced in the Company presentation, is filed herewith as Exhibit 23.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

23.1*	Consent of Cawley, Gillespie & Associates, Inc.

99.1**	Press Release dated March 11, 2019.

99.2**	Company presentation dated March 11, 2019.

99.3*	Reserve Report prepared by Cawley, Gillespie & Associates, Inc.

* Filed herewith.
 ** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Dr. Simon Kukes
Dr. Simon Kukes
Chief Executive Officer

Date:  March 11, 2019

EXHIBIT INDEX

Exhibit No.	Description

23.1*	Consent of Cawley, Gillespie & Associates, Inc.

99.1**	Press Release dated March 11, 2019.

99.2**	Company presentation dated March 11, 2019.

99.3*	Reserve Report prepared by Cawley, Gillespie & Associates, Inc.

* Filed herewith.
 ** Furnished herewith.